Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Richard W. Brackin, Executive Vice President and Chief Financial Officer of VWF Bancorp, Inc. (the “Company”), hereby certify in my capacity as an executive officer of the Company that I have reviewed the Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (the “Report”) and that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 27, 2024	/s/ Richard W. Brackin
Richard W. Brackin
EVP, Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.